Calculation of Filing Fee Tables
S-1
BioCardia, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.001 per share ("Common Stock")	457(o)			$ 6,356,000.00	0.0001531	$ 973.10
Fees to be Paid	2	Equity	Pre-Funded Warrants to purchase one share of Common Stock ("Pre- Funded Warrants")	Other				0.0001531	$ 0.00
Fees to be Paid	3	Equity	Common Stock, issuable upon the exercise of the Pre- Funded Warrants	457(o)			$ 0.00	0.0001531	$ 0.00
Fees to be Paid	4	Equity	Warrants to purchase one share of Common Stock ("Warrants")	Other				0.0001531	$ 0.00
Fees to be Paid	5	Equity	Common Stock, issuable upon the exercise of the Warrants	457(o)			$ 6,356,000.00	0.0001531	$ 973.10
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 12,712,000.00		$ 1,946.20
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,946.20
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

[2]	See Note 1. The proposed maximum aggregate offering price of the shares of Common Stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the Pre-Funded Warrants offered and sold in the offering (plus the aggregate exercise price of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants), and as such the proposed aggregate maximum offering price of the shares of Common Stock and Pre-Funded Warrants (including shares of Common Stock issuable upon exercise of the Pre-Funded Warrants), if any, is $6,002,250. No separate registration fee required pursuant to Rule 457(g) under the Securities Act. The registrant may issue Pre-Funded Warrants to purchase shares of Common Stock in the offering. The purchase price of each Pre-Funded Warrant will equal the price per share at which shares of Common Stock are being sold to the public in this offering, minus $0.001, which constitutes the pre-funded portion of the exercise price, and the remaining unpaid exercise price of the Pre-Funded Warrants will equal $0.001 per share of Common Stock.

[3]	See Note 1. No separate registration fee required pursuant to Rule 457(g) under the Securities Act. The registrant may issue Pre- Funded Warrants to purchase shares of Common Stock in the offering. The purchase price of each Pre-Funded Warrant will equal the price per share at which shares of Common Stock are being sold to the public in this offering, minus $0.001, which constitutes the pre-funded portion of the exercise price, and the remaining unpaid exercise price of the Pre-Funded Warrants will equal $0.001 per share of Common Stock.

[4]	See Note 1. No separate registration fee required pursuant to Rule 457(g) under the Securities Act.

[5]	See Note 1. The registration fee is calculated in accordance with Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price, representing the offering price of the Common Stock included in the registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A